UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2024
(Date of earliest event reported)
LABCORP HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	99-2588107
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington,	North Carolina	27215
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class            Trading Symbol            Name of exchange on which registered
Common Stock , $0.10 par value        LH                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, Labcorp Holdings Inc. (“Labcorp”) announced that on November 15, 2024, Glenn Eisenberg notified Labcorp of his intention to retire from Labcorp effective April 30, 2025. Labcorp also announced that Julia Wang, age 54, was appointed to the position of Executive Vice President and Chief Financial Officer (“CFO”). Mr. Eisenberg will step down from his role as Labcorp’s Executive Vice President and Chief Financial Officer effective December 2, 2024 (the “Transition Date”) in order to support the effective transition to Julia Wang of the CFO role on the Transition Date. From the Transition Date through the date of his retirement, Mr. Eisenberg will assume the role of Special Advisor to Labcorp’s Chief Executive Officer, working on the transition of his current role and assisting with strategic initiatives underway within Labcorp.

Prior to joining Labcorp, Ms. Wang held various positions at BeiGene, Ltd., including most recently as its Senior Advisor from July 2024 to August 2024 and Chief Financial Officer from June 2021 to July 2024. Prior to joining BeiGene in 2020, Ms. Wang served as Senior Vice President, Global Business Finance and Corporate Planning at Alexion Pharmaceuticals, Inc. Before Alexion, she held leadership positions at Quest Diagnostics Incorporated, including Vice President of U.S. Regional Finance and Enterprise Commercial, and Vice President of Finance, Value Creation. Earlier in her career, Ms. Wang held senior leadership roles at Johnson & Johnson as CFO of certain of its medical device and pharmaceuticals operating businesses. Previously, she also led finance initiatives at PepsiCo, Inc. Ms. Wang earned her MBA from Fuqua School of Business at Duke University and her BA in British Language and Literature from Shandong Normal University.

In connection with her appointment, Ms. Wang’s annual base salary will be $725,000. For calendar year 2025, Ms. Wang will also be eligible to receive an annual bonus pursuant to Labcorp’s Bonus Plan with an annual target of 100% of her base salary, with achievement to be based on specific performance objectives determined by the Compensation and Human Capital Committee of the Labcorp Board of Directors (the “CHCC”). Ms. Wang will also receive a sign-on bonus of $400,000, $200,000 of which will be payable thirty days after the Transition Date and $200,000 of which will be payable on the one-year anniversary of the Transition Date, subject to her being in continuous employment through those dates. On the Transition Date, Ms. Wang will receive a grant of performance share awards in an amount determined by dividing $1,920,000 by the average of the closing share price of a share of Labcorp common stock on the ten trading days preceding the Transition Date, time-based non-qualified stock options with an aggregate grant-date fair value of $640,000 determined using the Black-Scholes valuation at the time of approval by the CHCC, and restricted stock units in an amount determined by dividing $640,000 by the average of the closing share price of a share of Labcorp common stock on the ten trading days preceding the Transition Date (the “Sign-On Equity Grants”). The Sign-On Equity Grants will vest in equal installments consistent with the annual equity awards granted to Labcorp’s executive officers in 2024 (the “Prior Awards”), and the performance share awards will vest on the same performance conditions as the Prior Awards.

Ms. Wang will be entitled to participate in all employee benefit plans, practices, and programs that are generally made available to senior executives of Labcorp and will be a participant in Labcorp’s Master Senior Executive Severance Plan, which is described in Labcorp’s proxy statement for its 2024 Annual Meeting of Stockholders. Ms. Wang will also be entitled to relocation benefits under Labcorp’s relocation program.

Item 7.01. Regulation FD Disclosure.
On November 19, 2024, Labcorp issued a press release announcing Mr. Eisenberg’s expected retirement and the appointment of Ms. Wang. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Exhibit Name
Exhibit 99.1	Press Release dated November 19, 2024 issued by Labcorp
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABCORP HOLDINGS INC.
Registrant

By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary

November 19, 2024